QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-149800) pertaining to the 2003 Equity Incentive Plan, 2008 Equity Incentive Plan, 2008 Employee Stock Purchase Plan, and 2008 Non-Employee Directors' Stock Option Plan of BioTelemetry, Inc. of our reports dated February 26, 2014, with respect to the consolidated financial statements and schedule of BioTelemetry, Inc. and the effectiveness of internal control over financial reporting of BioTelemetry, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 26, 2014

QuickLinks

  Exhibit 23
Consent of Independent Registered Public Accounting Firm